Exhibit 5.1

April 4, 2017
SusGlobal Energy Corp.
200 Davenport Road
Toronto, ON M5R1J2

Re:     SusGlobal Energy Corp. Registration Statement on Form S-4 Gentlemen:

We have acted as legal counsel to SusGlobal Energy Corp.,, a business company presently incorporated under the laws of the province of Ontario ( “SusGlobal Ontario”), in connection with the Registration Statement on Form S-4 (the “Registration Statement”) filed by SusGlobal Ontario with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the domestication of SusGlobal under the laws of the State of Delaware (the “Domestication”). Upon consummation of the Domestication, SusGlobal will become a Delaware corporation (as domesticated, the “Company”).

The Registration Statement relates to SusGlobal’s intent to change its jurisdiction of incorporation by discontinuing from Ontario, Canada and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware (the “Domestication”).

The Domestication will be effected under Section 388 of the Delaware General Corporation Law (the “DGCL”) and by filing an Application for Authorization to Continue in another Jurisdiction with the Ministry of Government Services in Ontario and a certificate of corporate domestication and certificate of incorporation with the Secretary of State of the State of Delaware under which SusGlobal Ontario will be domesticated and continue as a Delaware corporation (we sometimes refer to the domesticated Delaware entity as “SusGlobal Delaware”).

We anticipate that the Domestication will become effective shortly after the effectiveness of the Registration Statement. After SusGlobal Energy Delaware has been formed in Delaware the Company will file with the Securities and Exchange Commission a post-effective amendment to the Registration Statement to adopt the Registration Statement and to update the disclosure contained therein as appropriate.

We have reviewed the Registration Statement and the Certificate of Incorporation which will be filed with the Delaware Secretary of State. We also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of SusGlobal Ontario’s, officers and representatives.

In rendering the opinion set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents. We have further assumed that: SusGlobal Ontario has the full power, authority and legal right to domesticate in the State of Delaware pursuant to the Delaware General Corporation Law; the Domestication has been duly authorized by SusGlobal Ontario and the Certificate of Incorporation and a Certificate of Domestication from a Non-Delaware Corporation to a Delaware Corporation Pursuant to Section 388 of the DGCL will be duly authorized, executed and filed with the Delaware Secretary of State and all related fees and charges will be paid in connection therewith.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that, subsequent to the Domestication:

The securities being registered pursuant to the Registration Statement consisting of 35,823,010 shares of common stock issuable upon the Domestication the will be validly issued, fully paid, and nonassessable;

We do not express any opinion herein concerning any law other than the laws of the State of Delaware and the federal laws of the United States.

We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Sichenzia Ross Ference Kesner LLP
Sichenzia Ross Ference Kesner LLP